SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           March 28,  2014
                           Date of Report
                (Date of Earliest Event Reported)

                        SOUTHERN LABS INC.
        (Exact Name of Registrant as Specified in its Charter)

                   PEACH RUN ACQUISITION CORPORATION
             (Former Name of Registrant as Specified in its Charter)

Delaware                       000-55060               46-36432127
(State or other           (Commission File Number)     (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)


                   137 South Robertson Boulevard
                              Suite 129
                   Beverly Hills, California 90211
             (Address of Principal Executive Offices)

                       215 Apolena Avenue
                Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

                         818-299-0653
                (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On March 31, 2014, Southern Labs Inc. (formerly Peach Run Acquisition Corporation) (the "Registrant" or the "Company") issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.5% of the total outstanding 20,500,000 shares of common stock as follows:

                 2,000,000         John Wong
               18,000,000          Toni Holland

     With the issuance of the 20,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On March 28, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will develop its business with a combination with a private company or through the development of its business plan. The Company is designed to become a manufacturer of a certain unique type of chewing gum based upon a secret formula and manufacturing process that extrudes appetite suppressants and energizers into the cavity of a gum ball and its candy coating and provides appetite suppression and energy increase without the bitter taste of herbal extracts. The Company believes that the process can be used to create a variety of herbal chewing gum products and can be marketed globally. To date, the Company has no operations and no agreements have been executed. If the Registrant makes any acquisitions, mergers or other business combination, it will file a Form 8-K.

    The Registrant is in the process of registering the common stock of its shareholders with the Securities and Exchange Commission for public trading in the United States. The Registrant anticipates that its stock will begin to trade on the OTC Bulletin Board at a market price to be determined.

ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

    On March 28, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

    On March 28, 2014, James McKillop resigned as the Registrant's vice president and director.

    On March 28, 2014, Toni Holland was named as the director of the Registrant and was appointed its President and sole officer.

    Toni Holland serves as the sole officer and director of the Registrant. Ms. Holland has over 15 years experience in network marketing with herbal supplements. Since 2009, Ms. Holland has been working in the research, development and production of the unique and patent-pending energy and weight loss gum. Ms. Holland received a Bachelor of Arts degree from the University of Southern Mississippi.


                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                  SOUTHERN LABS INC.


Date: March 31, 2014              Toni Holland
                                  President